                                    EXHIBIT K

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               List of Parties to the Registration Rights Agreement
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Leonard A. Lauder, (a) individually, (b) as Trustee of The Estee Lauder 1994 Trust and (c) as Trustee of The 1995 Estee Lauder LAL Trust

Ronald S. Lauder, (a) individually, (b) as Trustee of The Descendents of Ronald
S. Lauder 1966 Trust, (c) as Trustee of The Estee Lauder 1994 Trust and (d) as Trustee of The 1995 Estee Lauder RSL Trust

William P. Lauder, (a) individually and (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust

Gary M. Lauder, (a) individually, (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust, (c) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Danielle Lauder and (d) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Rachel Lauder

Aerin Lauder Zinterhofer

Jane Lauder

LAL Family Partners L.P.

Lauder & Sons L.P.

Joel S. Ehrenkranz, (a) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust and (b) as Trustee of The 1995 Estee Lauder LAL Trust

Richard D. Parsons, (a) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Estee Lauder and Joseph H. Lauder, as Grantors, (b) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Ronald S. Lauder, as Grantor, (c) as Trustee of The 1995 Estee Lauder RSL Trust and (d) as Trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d April 24, 2000, Aerin Lauder
Zinterhofer, as Grantor

Ira T. Wender, (a) as Trustee of The Estee Lauder 1994 Trust, (b) as Trustee of The 1995 Estee Lauder LAL Trust and (c) as Trustee of The 1995 Estee Lauder RSL Trust

The Estee Lauder Companies Inc.

The Ronald S. Lauder Foundation

Daniel J. Aaron, as Trustee of the Separate Share Trust f/b/o Gary M. Lauder u/a/d December 15, 1976, created by Leonard A. Lauder, as Grantor

Morgan Guaranty Trust Company of New York, in its capacity as pledgee of Ronald
S. Lauder


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